UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52372	30-0696883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 2300
Houston, Texas, 77002
(Address of principal executive offices)  (Zip Code)

 (713) 651-0060
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2011, Circle Star Energy Corp. (the “Company”) entered into an executive employment agreement (the “Agreement”) with S. Jeffrey Johnson, a director and Chairman of the board of directors (the “Board”) of the Company. Pursuant to the Agreement, Mr. Johnson was appointed to the position of Chief Executive Officer (the “CEO”) of the Company. The term of the Agreement is for a two-year period beginning on October 1, 2011 (the “Effective Date”) and ending on the second anniversary of the Effective Date. Under the terms of the Agreement, Mr. Johnson shall be paid a salary of not less than $200,000, annually. Mr. Johnson and the Company agreed to an incentive stock compensation arrangement that is anticipated to be linked to the success of the Company’s business and increases shareholder value. Under the terms of the equity compensation, Mr. Johnson will be issued shares of common stock of the Company (each, a “Restricted Share”), upon satisfaction of the following performance based conditions:

(i)
Restricted Share Issuance 1: 1,514,500 Restricted Shares are payable and issued on the following schedule so long as Mr. Johnson is employed or the Agreement is still effective: 1/3 on March 1, 2012, 1/3 on June 1, 2012, 1/3 on September 1, 2012;

(ii)	Restricted Share Issuance 2: 1,514,500 Restricted Shares are payable and issued after satisfaction of the following conditions:

(1)	Daily trading volume of the Company’s common stock exceeds 300,000 for 20 of the last 30 days prior to issuance; and

(2)	EBITDA (as defined in the Agreement) of the Company exceeds $4,000,000 during any four consecutive quarter periods during the term of the Agreement;

(iii)	Restricted Share Issuance 3: 3,029,000 Restricted Shares are payable and issued after satisfaction of the following conditions:

(1)	Daily trading volume of the Company’s common stock exceeds 450,000 for 20 of the last 30 days prior to issuance; and

(2)	EBITDA of the Company exceeds $6,000,000 during any four consecutive quarter periods during the term of the Agreement;

(iv)
Restricted Share Issuance 4: 3,029,000 Restricted Shares are payable and issued after the Company enters into a single Transaction (as defined in the Agreement) which has a Transaction Value (as defined in the Agreement) equal to or in excess of $100,000,000.

Under the terms of the Agreement, the employment of Mr. Johnson may be terminated with or without cause by either Mr. Johnson or the Company with 30 days written notice. If the Company terminates the Agreement, Mr. Johnson will be entitled to earn the Restricted Shares for a period of twelve months following such termination. If Mr. Johnson terminates the Agreement, Mr. Johnson shall forfeit any unvested Restricted Shares, except the Restricted Shares issuable under Restricted Share Issuance 1.

The appointment of Mr. Johnson to the position of CEO and the execution of the Agreement was authorized by unanimous written consent of the disinterested directors of the Company with Mr. Johnson abstaining from voting. The Agreement was negotiated between the Company and Mr. Johnson as an arm’s length transaction.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement which appears as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreement described above under Item 1.01 of this Current Report on Form 8-K, the Company has agreed to issue up to 9,087,000 shares of common stock of the Company upon satisfaction of the performance based conditions set forth in the Agreement and described above under Item 1.01. The Restricted Shares to be issued pursuant to the Agreement will be issued pursuant to exemptions from registration available under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Brow as President
On October 7, 2011, David Brow submitted to the Company his resignation as President, effective immediately upon the appointment of his successor.  Effective October 11, 2011, the Company accepted Mr. Brow’s resignation as President and appointed Mr. Johnson as CEO of the Company, as described below. Mr. Brow will continue to serve on the Board and will continue to be the Secretary of the Company. Mr. Brow’s resignation is not the result of any disputes, claims or issues with the Company. Mr. Brow will work with Mr. Johnson to facilitate an orderly transition of his responsibilities.

Appointment of Jeff Johnson as Chief Executive Officer
On October 11, 2011, Mr. Johnson was appointed to the position of CEO pursuant to the terms and conditions of the Agreement described above under Item 1.01 of this current report on Form 8-K.

Mr. Johnson was the founder, Chairman and CEO of Cano Petroleum, Inc. from 2004-2011, initially an OTC listed company which moved to the NYSE/Amex in 2005. Mr. Johnson was CEO of Scope Operating Company from 1998-2004 and was the founder and CEO of Acumen Resources, Inc. from 1993-1998. From 1989-1993, he was Vice President of Touchstone Capital. Mr. Johnson is the managing member of High Plains Oil, LLC (“High Plains”), a private oil and gas company he founded in April 2011. He currently serves on the Advisory Board of Planet Resource Recovery, an EOR service company and on the Board of Directors of Y2M (Young Men Moving), a non-profit organization established to mentor young men who may not have positive male role models in their daily life. Mr. Johnson also previously served on the NYSE/Amex Listed Company Counsel. Mr. Johnson is 46 years of age and has served as a director on the Board of the Company since June 16, 2011 and as Chairman of the Board of the Company since July 6, 2011.

The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Johnson and any other director, executive officer, or nominee as a director or officer.

Other than the transactions discussed below, the Company has not entered into any transaction nor are there any proposed transactions in which Mr. Johnson or any member of the immediate family of Mr. Johnson had or is to have a direct or indirect material interest.

On June 16, 2011, the Company completed the acquisition of JHE Holdings, LLC, a Texas limited liability company (“JHE”) under the terms of a Membership Interest Purchase Agreement, effective as of June 1, 2011 (the “Purchase Agreement”), among High Plains and  JHE, pursuant to which the Company acquired all of the membership interests in JHE from High Plains (the “Acquisition”) and accordingly, JHE became a wholly-owned subsidiary of the Company. JHE was wholly owned by Mr. Johnson. As part of the Acquisition, High Plains, which was wholly owned by Mr. Johnson, was issued 1,000,000 shares of common stock of the Company and the Company paid the $1,000,000 installment payment due June 1, 2011, under a promissory note in the aggregate amount of $7,500,000 issued by High Plains to James H. Edsel, Nancy Edsel, and James H. Edsel, Jr. in connection with the High Plains Acquisition. High Plains also retained a 10% contractual profits interest in JHE in the form of a right to 10% of the net revenues, payments, and other distributions received from JHE’s oil and gas properties. Mr. Johnson was at arms length to the Company prior to his appointment as a director.

Resignation of Terry Dorris as Director
Effective October 12, 2011, Terry Dorris resigned as a director of the Company in order to focus his time and energy on other ventures.  Mr. Dorris’ resignation is not the result of any disputes, claims or issues with the Company.

Item 9.01 Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement entered into between the Company and S. Jeffrey Johnson effective October 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: October 14, 2011	By: /s/ S. Jeffrey Johnson S. Jeffrey Johnson Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement entered into between the Company and S. Jeffrey Johnson effective October 1, 2011